Exhibit 10.13

ATEL VENTURES, INC.

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX

Dated as of May 31, 2012

Between	ATEL VENTURES, INC., a California corporation, as Lender (“Lender”)	600 California Street, 6th Floor
San Francisco CA 94108-2733
Attention: General Counsel
Tel: (415) 989-8800 Fax: (415) 989-3796
Email: avi@atel.com

And	CYTOMX THERAPEUTICS, INC., a Delaware corporation, as Borrower (“Borrower”)	650 Gateway Blvd., Suite 125
South San Francisco, CA 94080
Attention: Gregory Wilson, CFO
Tel: (650) 273-4617 Fax: (650) 351-0353
Email: greg@cytomx.com

NO INTEREST IN THE LOAN PAYMENT DUE OR THE RIGHTS OF THE LENDER UNDER ANY LOAN CAN BE TRANSFERRED BY THE DELIVERY OF POSSESSION OF ANY COUNTERPART OF THIS MASTER LOAN AND SECURITY AGREEMENT. SUCH AN INTEREST CAN BE TRANSFERRED ONLY BY DELIVERY OF POSSESSION OF THE ORIGINAL SIGNED COUNTERPART NO. 1 OF A LOAN SCHEDULE EXECUTED PURSUANT HERETO.

The parties of this Master Loan and Security Agreement (“Loan Agreement”) hereto agree as follows:

1.	Loan:

Lender agrees to loan to Borrower, and Borrower agrees to borrow from Lender, subject to satisfaction of the conditions set forth in Section 3 and any Loan Schedule, funds for the financing of Borrower’s personal property described in any Loan Schedule (in each case, the “Collateral”). Any reference herein to a “Loan” shall mean any Loan Schedule, as it incorporates by reference all the terms and conditions of this Loan Agreement, the Requests for Advances, and any Exhibits, Riders, Supplements, amendments, or addendum thereto, if any, and such Loan Schedule, as it incorporates the terms and conditions of the Loan Agreement, is a separate and independent Loan.

2.	Definitions:

(a)     “Advance” means the Collateral Cost under any Request for Advance or Loan Schedule which is funded by the Lender.

(b)     “Advance Date” means the date of any Advance as set forth on the applicable Request for Advance, which is made by Lender to Borrower or any Vendor as requested pursuant to any Request for Advance.

(c)     “Assignee” has the meaning ascribed thereto in Section 11 hereof.

(d)     “Balance Due Value” means the product of the corresponding percentage indicated on Rider No. 2 to the applicable Loan Schedule, for the Loan Payment date immediately preceding the date that the event which caused the Event of Loss or Event of Default occurred times the Collateral Cost of the item of Collateral suffering the Event of Loss, or of all Collateral subject to that Loan Schedule in the event of an Event of Default and Lender’s decision to exercise its remedies.

(d)     “Basic Loan Payment” means the amount indicated as the Basic Loan Payment, due monthly in advance or in arrears, as set forth in the applicable Request for Advance and Loan Schedule.

(e)     “Basic Loan Term” means the initial term of any Loan, as indicated on the applicable Loan Schedule.

(f)     “Borrower Reports” means any financial statements, projections, budget, business plan, private placement memorandum, due diligence materials, prospectus, registration statements, or any other materials prepared by Borrower and distributed to its investors, creditors, or Lender.

(g)      “Business Day” means any day that is not a Saturday, Sunday or a day on which Lender is closed.

(h)     “Change in Control” means a change in the majority interest or control of ownership of the Borrower in any one transaction or series of related transactions, or a sale, assignment, or acquisition of all, or substantially all, of the property of Borrower by merger, consolidation or purchase.

(i)     “Collateral” means any lab equipment, manufacturing equipment, computer hardware such as PCs, servers, networking equipment, software, test equipment, telecom equipment, furniture and office equipment and includes Soft Collateral.

(j)     “Collateral Cost” means the cost of the Collateral (including Soft Collateral) described in any Loan Schedule.

(k)     “Commencement Date” means the first day of the calendar month following the Advance Date, as is indicated in the applicable Loan Schedule.

(l)     “Daily Loan Payment” means the daily equivalent of the initial Basic Loan Payment which shall be due from the Advance Date to but excluding the Commencement Date during the Supplemental Loan Term.

(m)     “Event of Default” means as defined in Section 9(a) hereof.

(n)     “Event of Loss” means as defined in Section 8(a) hereof.

(o)     “Final Payment” means the final payment due by Borrower hereunder, whether as Basic Loan Payment, balloon payment or other fixed payment, as provided in Section 14 hereof.

(p)     “Guarantor” means a guarantor or surety of the obligations of the Borrower hereunder, if any.

(q)     “Loan Payment” means Basic Loan Payment or Daily Loan Payment.

(r)     “Loan Schedule” means a Loan Schedule substantially in the form of Addendum A hereto, executed pursuant to this Loan Agreement and “Loan Schedules” means all such Loan Schedules.

(s)     “Loan Term” means the Basic Loan Term and any Supplemental Loan Term.

(t)     “Permitted Liens” means (i) Lender’s Lien; (ii) liens existing on the date of this Loan Agreement so long as such liens are or shall be subordinate to Lender’s Lien or, in Lender’s reasonable opinion, do not impact Lender rights to the Collateral; and (iii) other liens securing indebtedness in an amount not in excess of $100,000 in the aggregate at any one time.

(u)     “Proposal Letter” means any letter issued by Lender to Borrower describing the basic terms of a proposed loan financing. To the extent there is a conflict between the Proposal Letter and this Loan, the terms and conditions of this Loan shall govern.

(v)     “Purchase Agreement” means the contract for sale entered into by the Borrower and the Vendor, and shall include any and all purchase orders, purchase agreements, invoices, and amendments to any of them.

(w)     “Request for Advance” means the Request for Advance in the form of Addendum B hereto.

(x)     “Soft Collateral” means certain custom use collateral, intangible personal property, warranty, service or other contract rights, taxes paid or prepaid, and other items generally considered fungible or expendable.

(y)     “Supplemental Loan Term” means the period from the Advance Date to the Commencement Date.

(z)     “UCC” means the Uniform Commercial Code as enacted in California.

(aa)     “Vendor” means the manufacturer, distributor, or retailer of the Collateral.

3.	Term of Loan and Conditions Precedent:

(a)   Loan Term. The Loan Term, as to all Collateral designated on any Loan Schedule, shall include the Supplemental Loan Term commencing on the Advance Date for such Collateral to but excluding the Commencement Date, and shall continue for a Basic Loan Term equal to the initial period ending that number of months from the Commencement Date as is specified in the applicable Loan Schedule; provided, however, the Loan Term for each Advance made after the first Advance (each, a “Subsequent Advance”) shall have a Loan Term coterminous with the Basic Loan Term of the first Advance until Borrower has successfully raised and funded a minimum of $10,000,000 in additional equity financing (“Additional Financing”). The Loan Term of each Subsequent Advance shall extend to a full Basic Loan Term after the date of the Additional Financing.

(b)     Procurement, Delivery, and Acceptance. Prior to any Advance Date, Borrower shall have ordered the personal property that will become Collateral from the Vendor pursuant to one or more Purchase Agreements. Borrower shall be solely responsible for the selection and ordering of the personal property that will become Collateral. Borrower may instruct or direct Lender, as its agent, to pay Vendor for the personal property that will become Collateral on Borrower’s behalf or, Borrower upon proof or evidence of purchase, may request reimbursement by Lender for the personal property that will become Collateral previously purchased by Borrower. Collateral previously purchased shall be allowed to be financed. The advancement rate will be at invoice cost for Collateral purchased by Borrower 90 days or fewer before the Advance Date. Collateral purchased more than 90 days before the Advance Date shall be advanced at net book value based on three year straight line depreciation. Depreciation can be financed as Soft Collateral provided that the amount of such depreciation financed shall not exceed 30% of the outstanding balance of the Loan Line, subject to Section 3(c)(viii) below. The soft cost allocation can be used for sales tax, freight, installation costs, training, depreciation and assets of specific nature with undeterminable resale value.

(c)             Obligation to Pay for Personal Property that Will Become Collateral. Borrower may request Advances for personal property that will become Collateral in an aggregate amount not to exceed $2,000,000, (the “Loan Line”). Lender, at its discretion, which shall not be unreasonably withheld, shall advance such amounts to Borrower to purchase any Collateral once all conditions precedent set forth below have been satisfied and subject to the terms and conditions of this Loan Agreement: (i) with respect to each Advance, Lender and Borrower shall have entered into mutually acceptable loan documentation, including this Loan Agreement, the Loan Schedule, and other ancillary documents and instruments required by Lender, including sufficiently detailed invoices from the Vendor identifying the personal property that will become Collateral and Collateral Cost (which shall be Rider 1 to the Loan Schedule), corporate resolutions and incumbency certificates from Borrower (substantially in the form of Addendum C hereto), or other documents evidencing the Borrower’s authority to execute and deliver the Loan, evidence of insurance and “Accord” certificate (pursuant to Insurance Verification substantially in the form of Addendum D hereto), appropriate waivers from all potential Collateral lien-holders (other than with respect to Permitted Liens), including any holders of prior liens on the Collateral, landlord and co-location facilities who control access to the Collateral (substantially in the form of Addenda F, G or H hereto, as applicable) (each a “Waiver”), and UCC-1 Financing Statements, provided that with respect to each Waiver, Borrower shall have sixty (60) days after the effective date of this Loan Agreement to obtain and deliver the appropriate Waiver from its landlord, and Borrower and Lender agree if the required Waiver is either missing or does not include language satisfactory to Lender which provides to Lender an independent means of access to the Collateral, Borrower shall pay to Lender, as additional security, cash in an amount equal to one month’s Basic Loan Payment (“Additional Security”), which deposit will be applied to the next Basic Loan Payment due after the required Waiver is provided and if the required Waiver is not provided, Lender shall apply the Additional Security to Borrower’s last Basic Loan Payment if no Event of Default has occurred; (ii) Borrower shall have requested an Advance on personal property that will become Collateral to be placed under a Loan by executing a Request for Advance; (iii) Borrower shall have full legal right, title, and interest in and to the personal property that will become Collateral, free and clear of all liens, claims, and encumbrances whatsoever except Permitted Liens; (iv) all representations and warranties made under each Loan shall be true and correct, and there shall not exist an Event of Default or any condition, event, or act which with notice or lapse of time would become an Event of Default which has not been remedied or waived, and Borrower shall have fully performed all terms and conditions required of Borrower under the Loan; (v) there has not been any material adverse change in Borrower’s financial condition or business operations since the date of Lender’s Proposal Letter; (vi) the Collateral Cost funded under any Loan Schedule shall be not less than $150,000 (or such lesser amount as may be agreed to by Lender in its sole discretion); (vii) Lender shall have determined whether the proposed Collateral is to be categorized as hard or Soft Collateral and the proposed Collateral shall be of commercially reasonable quality and suitable for use in the Borrower’s business, in each case, in the Lender’s reasonable judgment. No more than 30% of the Collateral Cost funded under all Loan Schedules shall constitute Soft Collateral, provided, however, if the percentage of Soft Collateral financed on any one Loan Schedule exceeds 30% of the total Collateral Cost funded on that Loan Schedule, Lender reserves the right, at its option, to require that Borrower finance sufficient hard Collateral Cost on the next succeeding Loan Schedules to bring the hard to Soft Collateral financed ratio back to at least 70% hard Collateral and no more than 30% Soft Collateral and provided further, if Borrower, for any reason, fails to bring the hard to Soft Collateral ratio back to at least 70% hard Collateral and no more than 30% Soft Collateral by December 31, 2012 (or such later date as may be agreed to by Lender in its sole discretion), Borrower shall pay to Lender, promptly upon receipt of Lender’s invoice, a security deposit, in the amount of cash equal to the difference between (i) the dollar value of Soft Collateral that represents the percentage of Soft Collateral out of total Collateral Cost funded, and (ii) the dollar value of Soft Collateral that represents 30% of total Collateral Cost, until such date as the total hard Collateral to total Soft Collateral financed ratio is back to at least 70% hard Collateral and no more than 30% Soft Collateral, and such cash deposit shall, at Borrower’s direction, either (x) be returned to Borrower, or (y) be applied to the next monthly Basic Loan Payment due under any Loan Schedules; and (ix) the funding period for Advances shall not extend beyond December 31, 2012 (or such later date as may be agreed to by Lender in its sole discretion). Lender agrees that in the event Lender at its discretion opts not to make an Advance under this Loan Agreement after an Advance is requested by Borrower and all conditions precedent set forth in Section 3(c) have been met by Borrower, the Warrant, as defined in Section 15, which shall initially be based upon the Loan Line of $2,000,000, shall be automatically reduced by the number of shares which equate to the proportion of the amount of the Loan Line not funded by Lender. Borrower shall provide a certificate of adjustment indicating the adjustment to the Warrant at such time. Borrower agrees, however, that the Warrant shall not be so reduced in the event Lender is ready, willing, and able to make Advances to Borrower under this Loan Agreement, but Borrower chooses not to request the Advances. In the event the Warrant has been net exercised when any reduction in shares occurs, Lender shall forfeit and return to Borrower that number of shares which equate to the proportion of the Loan Line not funded by Lender at its discretion. To the extent Lender has purchased the Warrant shares at the exercise price for cash when any reduction in shares occurs, Borrower shall have the right to purchase back for cash from Lender that number of shares which equate to the proportion of the Loan Line not funded by Lender at its discretion, at the exercise price paid by Lender.

4.	Loan Payment, Taxes and Late Payments:

(a)     Loan Payment. A Daily Loan Payment shall be due during the Supplemental Loan Term on all Advances made by Lender as requested pursuant to any Request for Advance and shall accrue from the Advance Date with respect to any item of Collateral at the Daily Loan Payment set forth in the applicable Request for Advance multiplied by the number of days from (and including) the Advance Date to (but not including) the Commencement Date and shall be due and payable on the Commencement Date. The Basic Loan Payment payable hereunder during the Basic Loan Term is as set forth in the Loan Schedule. Lender and Borrower agree that the Basic Loan Payment described in the Loan Schedule has a corresponding yield relationship to the U.S. Treasury obligation with the closest equivalent maturity as the applicable Basic Loan Term (“Index Instrument”), as reported in The Wall Street Journal Online on the date of, and quoted in, Lender’s Proposal Letter (or if there is no Proposal Letter, on the date Lender’s investment committee approves Lender entering into this Loan Agreement or, if applicable, on the date Lender’s investment committee approves any amendment to this Loan

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Agreement which serves to increase the amount of financing available hereunder), and consequently, the Basic Loan Payment, Loan Rate Factor, and Balance Due Values Table may be adjusted upward to provide for any increase in the reported yield of the Index Instrument over 0.541%, and downward to provide for a decrease in the yield of the Index Instrument, provided such adjustment shall never be based on a yield that is less than 0.541% by the Lender on the date of preparation of the Loan Schedule, or alternatively, on the funding date by a Notification of Loan Payment Adjustment amendment prepared thereafter, to reflect a change on such date in the reported yield of the U.S. Treasury obligation, with the equivalent term of the U.S. Treasury obligation quoted in the Proposal Letter (or the closest term to such original U.S. Treasury obligation in the event an identical term issue is not reported, and in the event that two or more comparison Treasury obligations are quoted with identical maturities, then with the “Asked” price which is closest to par) in order to preserve Lender’s anticipated corresponding yield relationship. Except as may otherwise be provided in any Loan Schedule, Basic Loan Payment shall begin to accrue on the Commencement Date and shall be due and payable by Borrower on the first day of each period (advance) or the last day (arrears) of each period, as set forth in the applicable Loan Schedule. In addition to the Basic Loan Payment Borrower shall pay Daily Loan Payment due as indicated in this Loan Agreement, or on any Loan Schedule, or any Rider hereto or thereto. All Loan Payments due by Borrower hereunder are absolute and unconditional obligations of Borrower which may not be abated or offset for any reason whatsoever as provided in Section 10 hereof.

(b)     Taxes. In addition to the Loan Payment set forth herein or in any Loan Schedule, Borrower shall pay and indemnify and hold harmless Lender for an amount equal to all taxes, fees, expenses or charges paid, payable or required to be paid by Borrower, however designated and whenever assessed, which are levied or based on the Loan Payment, on the Loan, on the Collateral Cost, or on the Collateral or on its purchase, or on its possession, storage, use, lease, operation, control, delivery or value, including as a result of a sale-leaseback, or from the Loan Term expiration, or earlier termination, or from the exercise of any early termination, purchase, or on the Final Payment, or from any conveyance of title to Borrower or Borrower’s designee; including, without limitation, state and local sales, use, privilege of doing business or excise taxes, taxes based on gross revenue or receipts, any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable in respect of the foregoing, but excluding solely taxes based on Lender’s net income. Personal property taxes assessed on the Collateral during the term hereof shall be the sole responsibility of, and shall be paid on demand by, Borrower. Borrower agrees to file, all required property tax returns and reports concerning the Collateral with all appropriate governmental agencies, and, within thirty (30) days thereafter to send Lender confirmation of such filing. Borrower shall provide, on an annual basis, a copy of its property tax report lists to Lender and hereby certifies that all Collateral subject to property tax has been reported to the proper taxing jurisdiction.

(c)     Late Payments. Interest on any past due Loan Payment and other payments due and payable shall accrue at the rate of 1-1/2% per month from the payment due date, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties and interest shall be promptly paid by Borrower.

(d)     Prepayment Option. So long as no Event of Default shall exist and be continuing, Borrower may elect to terminate any outstanding Loan Schedule in whole or in part by paying to Lender in immediately available funds the Balance Due Value set forth in the applicable Loan Schedule for the Payment Period immediately preceding the date of prepayment, and any outstanding fees, taxes, costs or other reimbursements owing to Lender (the “Prepayment Option”). In the event Borrower elects to exercise its Prepayment Option, Borrower shall give Lender at least five (5) days prior written notice of the proposed prepayment date and such prepayment shall be made as of the regularly scheduled Loan Payment date. Upon receipt by Lender of all amounts due under a particular Loan Schedule, Lender shall, at Borrower’s cost and expense, execute such further documents and take such further actions as may be necessary to affect the release of its security interest in the Collateral under the terminated Loan Schedule, including duly executing and delivering UCC termination statements for filing in any relevant jurisdictions. Nothing in this paragraph is intended to extinguish Lessor’s Warrant or Lessor’s right to indemnifications which by their nature survive the termination of a particular Loan Schedule.

5.	Installation, Use and Quiet Possession of Collateral:

(a)     Borrower shall at all times maintain the Collateral substantially in accordance with the manufacturer’s specifications, including the manufacturer’s engineering and safety changes prescribed by the manufacturer or Borrower’s

Maintenance Organization, as hereinafter defined, incorporated therein, and prudent industry standards and in accordance with the provisions of this Loan specifying maintenance and return conditions for the Collateral. Borrower shall use the Collateral solely for business purposes, in compliance with the material covenants and conditions of all insurance policies required to be maintained by Borrower pursuant to the Loan. Borrower shall, at all times during the Loan Term, assure that the Collateral is maintained in operation and service in its original intended use, except as would not reasonably be expected to be materially harmful to the Collateral, Borrower or its business.

(b)     Any equipment, supplies, spare or replacement parts or other items not specified in the Loan Schedule which are used on or in connection with the Collateral must meet the specifications of the manufacturer in all material respects, and shall be acquired by Borrower at its own expense, subject to trade credit extended to Borrower in the ordinary course of business. The Borrower shall at all times use the Collateral in compliance with all material laws and regulations of all federal, state, local and foreign authorities having jurisdiction thereof.

(c)     Borrower will at all times keep the Collateral in its sole possession and control. The Collateral shall not be moved from the location stated in the applicable Loan Schedule without the prior written consent of Lender (said consent not to be unreasonably withheld). Notwithstanding the foregoing, the Collateral may be temporarily relocated for repairs and maintenance in the ordinary course of business not to exceed 90 days which new location(s) shall be provided to Lender for Collateral valued at more than $50,000 in the aggregate.

(d)     After prior written notice to Lender, Borrower may, at its own expense, make alterations in or add attachments to the Collateral, provided such alterations or attachments do not interfere in any material respect with the normal and satisfactory operation or maintenance of the Collateral or with Borrower’s ability to obtain and maintain the maintenance contract required by Section 5(g) hereof. The manufacturer or other organization selected by Borrower to maintain the Collateral (“Maintenance Organization”) may incorporate engineering changes or make temporary alterations to the Collateral upon request of Borrower. All such alterations and attachments shall be subject to the security interest of Lender, provided that at the request of Lender upon an Event of Default, or at the option of Borrower, so long as removal of the alterations and attachments by Borrower do not materially diminish the value of the item of Collateral from which they are removed and Lender is not compensated for such diminution in value, such alterations and attachments shall be removed by Borrower and the Collateral restored, at Borrower’s expense, to its original condition as of the Advance Date thereof, reasonable wear and tear only excepted, and upon the removal and restoration, the alteration and/or attachment which was made by Borrower shall become the property of Borrower free and clear of the security interest of Lender.

(e)     So long as there shall not exist an Event of Default, Lender or any Assignee shall not interfere with Borrower’s use or possession of the Collateral during the Basic Loan Term.

(f)     Borrower shall, during the term of this Loan, at its expense, keep the Collateral in good operating order and condition, reasonable wear and tear excepted, and shall use commercially reasonable efforts to make all necessary adjustments, repairs and replacements, and Borrower shall not use or permit the Collateral to be used in any manner or for any purpose for which, in the opinion of the manufacturer, the Collateral is not designed or reasonably suitable. Borrower will at all times operate, use, and maintain the Collateral substantially as represented by Borrower in its request for proposal and/or quotes or as otherwise represented herein or in any other instrument or document prepared by Borrower or its agents.

(g)     Upon an Event of Default, at Lender’s demand, pursuant to Section 9(b)(ii) hereof, Borrower shall, at its expense, deliver the Collateral and all of the service records and all software and software documentation subject thereto to Lender at the location designated by Lender in the operating order, repair, condition and appearance as such Collateral is required to be maintained pursuant to this Section 5. If any computer software requires relicensing when removed from Borrower’s premises, Borrower shall bear all costs of such relicensing. Borrower shall, prior to such termination, arrange and pay for any repairs and changes as are necessary for the Collateral to satisfy the return condition stated herein and for the manufacturer or Maintenance Organization to accept the Collateral under contract maintenance at its then standard rates.

6.	Borrower Rights and Inspection:

(a)     The Collateral shall remain personal property regardless of the manner in which it may be installed or attached. Borrower shall, at Lender’s request, affix to the Collateral, tags, decals or plates furnished by Lender, indicating Lender’s security interest and Borrower shall not permit their removal or concealment.

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(b)     Borrower shall keep the Collateral free and clear of all liens and encumbrances except for Permitted Liens. EXCEPT FOR PERMITTED TRANSACTIONS, BORROWER SHALL NOT SELL, CONVEY, TRANSFER, PART WITH POSSESSION, EXCEPT AS SET FORTH IN SECTION 5(c), OR ASSIGN OR OTHERWISE ENCUMBER THIS LOAN OR ANY OF THE COLLATERAL OR ANY OF ITS RIGHTS HEREUNDER OR SUBLEASE THE COLLATERAL, OR SUFFER A CHANGE IN CONTROL, WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER (SAID CONSENT NOT TO BE UNREASONABLY WITHHELD). EXCEPT AS PERMITTED HEREIN, ANY SUCH PURPORTED TRANSACTION SHALL BE NULL AND VOID AND OF NO FORCE AND EFFECT.

For purposes of this Loan, “Permitted Transaction” shall mean (i) Permitted Liens, (ii) dispositions of Collateral made concurrently with the exercise of Borrower’s Prepayment Option with respect to such Collateral in accordance with Section 4(d) hereof; (iii) any Change in Control in which the surviving entity after such Change in Control has a tangible net worth equal to or greater than that of the Borrower as of the date of the Change in Control, which shall be based on pro forma financial statements utilizing, in Lender’s reasonable opinion, reasonable assumptions in the preparation thereof by Borrower and provided by Borrower to Lender at least five (5) Business Days before such Change in Control, and the financial condition of such entity will enable it, in Lender’s reasonable opinion, based on said financial statements, to meet all obligations to Borrower’s creditors, including its obligations under the Loan, as they become due for the remaining term of the Loan; and (iv) other dispositions of Collateral having an aggregate fair market value not in excess of $100,000 during the Loan Term. No permitted assignment or sublease shall relieve Borrower of any of its obligations hereunder without the express written consent of Lender.

Prepayment Requirement.     In the event Lender in good faith does not give prior written consent to any event set forth in this Section 6(b), and such event does not constitute a Permitted Transaction, Borrower shall prepay in full all Loan Schedules entered into under this Loan Agreement affected by such event by paying to Lender the Balance Due Value as of the Loan payment date immediately preceding the consummation of any event described in this Section 6(b) plus any other amounts outstanding and owed to Lender under each such Loan Schedule. Upon receipt by Lender of all amounts due under a Loan Schedule, Lender shall, at Borrower’s sole cost and expense, execute such further documents and take such further actions as may be necessary to affect the release of its security interests in the applicable Collateral, including duly executing and delivering UCC termination statements for filing in any relevant jurisdictions. Nothing in this paragraph is intended to extinguish Lender’s Warrant or Lender’s right to indemnifications which by their nature survive the termination of this Loan Agreement and the Loan Schedules.

(c)     Lender or its agents shall have free access to the Collateral upon forty-eight (48) hours advance notice to Borrower and any applicable landlord or co-location facility and any and all records thereto during regular business hours for the purpose of inspection and for any other purpose contemplated in this Loan, provided, however, no such notice shall be required if an Event of Default or any condition, event, or act which with notice or lapse of time would become an Event of Default has occurred. Such inspections shall be at Lender’s cost and expense, except that once annually during the Loan Term, or whenever an Event of Default or any condition, event, or act which with notice or lapse of time would become an Event of Default exists, the inspections shall be at Borrower’s cost and expense.

(d)     Borrower shall promptly notify Lender of all material details concerning any material damage to, or material loss of, the Collateral arising out of any event or occurrence whatsoever, including but not limited to, the alleged or apparent improper manufacture, functioning or operation of the Collateral.

7.	Indemnities:

Borrower will defend, indemnify and hold Lender harmless against any and all suits, judgments, claims, demands and liabilities of any kind and nature (including without limitation claims relating to environmental discharge, cleanup or compliance, and claims arising out of or in connection with the design, manufacture, possession or operation of the Collateral, including environmental, product, or strict liability) and all costs and expenses whatsoever to the extent they may be incurred or suffered by Lender or Assignee in connection herewith (including, without limitation, reasonable attorneys’ fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of property (including consequential or special damages to third parties or damages to Borrower’s property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Borrower); provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Lender’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Loan.

8.	Risk of Loss on Borrower:

(a)     Beginning on the Advance Date thereof and continuing until the Loan is terminated and all obligations of Borrower are performed, Borrower relieves Lender of responsibility for all risks of physical damage to or loss or destruction of the Collateral, howsoever caused (including without limitation, accident, theft, misplacement, condemnation, seizure, forfeiture and abandonment) (“Event of Loss”). During the term of this Loan as to any Loan Schedule, Borrower shall, at its own expense, keep in effect all risk and public liability insurance policies covering the Collateral designated in each Loan Schedule. The public liability insurance policy shall be in such amount as is reasonably acceptable to Lender. Any increase in the amount of such insurance coverage reasonably requested by Lender shall be put into effect on the next succeeding renewal date of such insurance. The all risk insurance policy shall be for an amount not less than the higher of replacement cost of the Collateral or the Balance Due Value Table. Lender, its successors and assigns and/or such other party as may be designated by any thereof to Borrower, in writing, shall be named as additional insured and/or loss payees on such policies, which shall be written by an insurance company of recognized responsibility which is reasonably acceptable to Lender with terms and conditions reasonably acceptable to Lender. Evidence of such insurance coverage shall be furnished to Lender no later than the Advance Date set forth in the Loan Schedule(s) and, from time to time, thereafter as Lender may request. Such policies shall provide that no less than thirty (30) days written notice shall be given Lender and any other party named as loss payee prior to cancellation of such policies for any reason. If Borrower fails to provide evidence of such insurance or to deliver evidence of renewal of each such policy within ten (10) days of request therefor from Lender, then Borrower agrees to pay Lender a non-compliance fee equal to 1% of the Collateral Cost for all Collateral covered under this Loan each month until such evidence is provided to Lender. Borrower hereby irrevocably appoints Lender or any other party named as loss payee as Borrower’s attorney-in-fact coupled with an interest, so long as a default or Event of Default hereunder exists and is continuing to negotiate and make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under said insurance policies, and to endorse Borrower’s name to any and all drafts or checks in payment of the loss proceeds.

(b)     If any item of Collateral is materially damaged or suffers an Event of Loss, Borrower shall give to Lender prompt notice thereof and this Loan shall continue in full force and effect without any abatement of Loan Payment. Borrower shall determine, within twenty (20) days after the date of occurrence of such damage or Event of Loss, whether such item of Collateral can be repaired. In the event Borrower determines that such item of Collateral can be repaired with commercially reasonable efforts, Borrower shall cause such item of Collateral to be promptly repaired. In the event Borrower determines that the item of Collateral cannot be repaired with commercially reasonable efforts, Borrower shall either: (i) promptly replace such item of Collateral with equipment useful in the business of Borrower of equal or greater value free and clear of all liens and encumbrances except for Permitted Liens, and this Loan shall continue in full force and effect as though such damage or destruction had not occurred; or (ii) pay to Lender an amount equal to the Balance Due Values for Events of Loss for the item of Collateral for the Loan Payment due date immediately preceding the Event of Loss and this Loan will terminate as to the item of Collateral suffering the Event of Loss and the Loan Payment under the applicable Loan Schedule shall be reduced thereafter pro rata by the reduction of the original Collateral Cost of the item of Collateral suffering the Event of Loss. All proceeds of insurance received by Lender, the designated loss payee, or Borrower under the policy referred to in the preceding paragraph of this Section shall be applied toward the cost of any such repair or replacement so long as Borrower shall not be in default of its obligations hereunder.

9.	Events of Default and Remedies:

(a)     Events of Default. The occurrence of any one of the following shall constitute an Event of Default hereunder:

(i)     Borrower fails to pay an installment of Loan Payment or other payment within five (5) days after the date when the same becomes due and payable.

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(ii)     Borrower attempts to remove, sell, transfer, encumber, sublet or part with possession of the Collateral or any items thereof, except as expressly permitted herein.

(iii)    Borrower breaches or shall have breached any material representation or warranty made or given by Borrower in this Loan or in any other document furnished to Lender in connection herewith (provided that any breach of a representation or warranty that has a bearing on the Lender’s credit, economics, or collateral security considerations under this Loan shall be deemed to be material), or any such representation or warranty shall be untrue or, by reason of failure to state a material fact or otherwise, shall be misleading or any of the statements or other documents or information submitted at any time heretofore or hereafter by Borrower to Lender shall be untrue or, by reason of failure to state a material fact or otherwise, shall be misleading, in each case, as of when made.

(iv)    Borrower shall fail to observe or perform any of the other obligations required to be observed or performed by Borrower hereunder and such failure shall continue uncured for thirty (30) days after written notice thereof to Borrower by Lender or the then Assignee hereof.

(v)    Borrower shall suffer or have suffered in the reasonable judgment of Lender, a material adverse change in its financial condition or business operations since either the date of the Proposal Letter or the date of the Borrower Reports submitted by Borrower to Lender.

(vi)    Borrower shall be in material breach of or in default under any lease, loan, or other agreement or obligation at any time executed (i) with Lender in any amount, or (ii) with any other lessor, lender, or other creditor in the amount of $100,000 or more, whether or not Borrower’s obligations thereunder have been or are being accelerated by such party.

(vii)  Borrower ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of the petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation.

(viii) Within thirty (30) days after commencement of any proceedings against Borrower seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within thirty (30) days after the appointment without Borrower’s consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

(ix)    Borrower becomes the subject matter of, or enters into any Change in Control that is not a Permitted Transaction without the prior written consent of Lender

(x)    Borrower fails to comply with its insurance obligations under Section 8 (a).

Any Event of Default shall be deemed material and a substantial impairment of Lender’s interests for the purpose of this Loan, the UCC, and any other applicable law.

(b)     Remedies. Upon the occurrence of an Event of Default, Lender may at its option do any of the following: (i) by notice to Borrower terminate this Loan as to any or all Loan Schedules; (ii) whether or not this Loan is terminated as to any or all Loan Schedules, take possession of any or all of the Collateral listed on any or all Loan Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing or Lender may cause Borrower and Borrower hereby agrees, to return said Collateral to Lender as provided in this Loan Agreement; (iii) recover from Borrower any and all past due payments, and, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Balance Due Values for Events of Default of all Collateral calculated as of the Loan Payment date preceding the date that the event which resulted in the Event of Default occurred, which payment shall become immediately due and payable; and (iv) sell, dispose of, hold, use or lease any Collateral as Lender in its sole discretion may determine. Lender reserves the right, in its sole and absolute discretion, to control the timing and negotiate the terms of any re-leasing or re-sale of any or all of the Collateral at a public auction or in a private sale, at such time, on such terms and with such notice as Lender shall in its sole and absolute discretion deem commercially reasonable.

(c)     Mitigation. In the event that Borrower shall have paid to Lender or its Assignee, (as hereinafter defined), the liquidated damages referred to in Section 9(b)(iii) above, and Borrower shall have previously returned the Collateral to Lender in accordance with Section 9(b)(ii) above, then Lender or its Assignee shall pay to Borrower, promptly after receipt thereof, all sale or rental proceeds received from any sale or re-letting of the Collateral during the balance of the Basic Loan Term (after deduction of all unreimbursed damages, costs and expenses incurred by Lender as a result of the Event of Default; or other sums due Lender by Borrower under the Loan) said amount never to exceed the amount of the liquidated damages paid by Borrower. Lender shall use commercially reasonable efforts to sell, re-lease or otherwise use or dispose of the Collateral in mitigation of damages to the extent required by law (however, Lender shall not be obligated to give preference to the sale, lease or other disposition of the Collateral over the sale, lease or other disposition of similar collateral owned or leased by Lender).

(d)     Other Damages. Notwithstanding the exercise by Lender or its Assignee of any of the remedies found in Section 9(b) above, Borrower shall, in any event remain fully liable for reasonable damages as provided by law and for all reasonable costs of collection and reasonable expenses incurred by Lender or its Assignee on account of such Event of Default including but not limited to all expenses of selling or leasing the Collateral (including broker’s and sales representative’s fees and commissions), cleaning and repainting, storage costs, repossession costs, court costs and reasonable attorney’s fees. Borrower hereby agrees that, in any event, it will be liable for any deficiency after any lease or other disposition of the Collateral. The rights afforded Lender hereunder shall not be deemed to be exclusive, but may be exercised concurrently and shall be in addition to any other rights or remedies provided to creditors or lenders under the UCC or otherwise by law or equity.

10.	Borrower’s Loan Obligations:

It is understood and agreed as between Lender and Borrower, Borrower shall be responsible for all costs and expenses of every nature whatsoever arising out of or in connection with or related to this Loan or the Collateral, or its possession, ownership, or use (including, but not limited to, taxes, insurance, maintenance, transportation in and out, rigging, drayage, packing, installation and disconnect charges). Borrower’s obligations hereunder (including its obligation to pay Loan Payment when and as due without notice or demand, or any other sum due hereunder upon demand) are absolute and unconditional, and (i) may not be terminated, rescinded or revoked for any reason whatsoever, except pursuant to the express provisions hereof, and (ii) shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Borrower for any reason whatsoever including operation of law, defect in the Collateral, failure of Lender or any Assignee to perform any of its obligations hereunder (other than Lender’s obligation to allow Borrower’s quiet enjoyment of the Collateral in accordance with the provisions hereof) or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing. Borrower hereby waives any and all defenses or claims Borrower may assert against Lender or any Assignee, whether now or in the future, and which would prevent Borrower from performing its obligations hereunder, including, without limitation, defect in the Collateral, interference with the Borrower’s use, operation or possession of the Collateral (other than Lender’s obligation to allow Borrower’s quiet enjoyment of the Collateral in accordance with the provisions hereof), failure of the Lender or of any Assignee to perform any of its obligations hereunder (other than Lender’s obligation to allow Borrower’s quiet enjoyment of the Collateral in accordance with the provisions hereof), the liability or indebtedness of Lender or any Assignee to Borrower or any other person, or the bankruptcy, insolvency or default of the Lender or any Assignee. In the event this Loan is terminated prior to its expiration by agreement or otherwise between Lender or Borrower or for any other reason whatsoever, including, without limitation, early termination, casualty loss, or default, then Borrower shall be responsible and agrees to pay any and all costs and expenses and/or liabilities of Lender as a result thereof, including taxes and any pre-payment penalties, fees or charges assessed by any Assignee against Lender or Borrower in accordance with the terms hereof; provided that Borrower shall not be liable for any portion of any such liabilities, costs, expenses, or other amounts resulting from Lender’s or Assignee’s gross negligence or willful misconduct. Borrower hereby agrees that in the event that Borrower fails to pay or perform any obligation under this Loan, Lender may, at its option, pay or perform said obligation and any payment made or expense incurred by Lender in connection therewith shall become additional Loan Payment which shall be due and payable by Borrower upon demand.

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11.	Assignment:

(a)     Borrower agrees that Lender may transfer or assign all or any part of Lender’s right, title and interest in, under or to the Collateral and this Loan and any or all sums due or to become due pursuant to any of the above, to any third party (the “Assignee”) for any reason and the Assignee may so reassign and transfer; provided that Lender agrees that it shall not make any assignment to a third party that (i) is not a financial institution, or (ii) is or is affiliated with a competitor of Borrower. Borrower agrees that upon receipt of written notice from Lender or Assignee of such assignment, Borrower shall perform all of its obligations hereunder for the benefit of Assignee and any successor assignee and, if so directed, shall pay all sums due or to become due hereunder directly to the Assignee or to any other party designated by the Assignee. Borrower hereby covenants, represents and warrants as follows, and agrees that the Assignee and any successor assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations and warranties: (i) Borrower’s obligations hereunder are absolute and unconditional; (ii) may not be terminated, rescinded or revoked for any reason whatsoever, except pursuant to the express provisions hereof; (iii) shall not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim available to Borrower for any reason whatsoever including operation of law, defect in the Collateral, failure of Lender or Assignee to perform any of its obligations hereunder (other than Lender’s obligation to allow Borrower’s quiet enjoyment of the Collateral in accordance with the provisions hereof) or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (iv) unless otherwise provided in the Notice and Acknowledgment of Assignment, Borrower shall not look to Assignee or any successor assignee to perform any of Lender’s obligations hereunder; (v) Borrower will not amend or modify the Loan without the prior written consent of the Assignee; and (vi) Borrower will send a copy to Assignee and any successor assignee of each notice which Borrower sends to Lender.

(b)     Upon receipt of notice of any such assignment, Borrower agrees to execute and deliver to Lender such documentation as Assignee or any successor assignee may reasonably require, including but not limited to a Notice and Acknowledgment of Assignment in the form of Addendum E hereto which requires Borrower to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Loan. Unless otherwise indicated in the Notice and Acknowledgment of Assignment, Lender shall not be relieved of any of its obligations hereunder, and the rights of Borrower hereunder shall not be impaired.

12.	Ownership and Tax Treatment:

At all times prior to any permitted disposition of the Collateral by Borrower or any foreclosure, sale, or other disposition of the Collateral by Lender in accordance with the terms hereof, Borrower shall be deemed the owner of the Collateral for all purposes, including Federal and State income taxes, and all applicable sales, use, and property taxes, and for FASB accounting purposes.

13.	Representations and Warranties of Borrower:

The Borrower represents and warrants to the Lender that the following are true and correct on the date the Borrower executes any Loan:

(i)     The Borrower is duly formed and validly existing under the laws of the State of its organization, and has the full power and authority and legal right to carry on its business as is now conducted, and is duly qualified to do business in the jurisdictions where the Collateral is or will be operated, in each case, except as would not reasonably be expected to have a material adverse effect on Borrower or its business.

(ii)     The Loan has been duly authorized, executed and delivered by the Borrower, and, constitutes the valid, legal and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii)   The execution and delivery by the Borrower of the Loan and the Borrower’s compliance with all of the provisions of the Loan are within the powers of the Borrower, and will not, to the best of Borrower’s knowledge, conflict with or result in a breach of any presently existing material law or governmental rule, regulation order, writ, injunction or decree.

(iv)   No authorization or approval from, consent of, or filing, registration or qualification with, any state, federal or local governmental or public body or authority, except as has been obtained or made, is necessary for the execution or delivery by the Borrower of the Loan, or the validity of the Loan or the operation of the Collateral by the Borrower.

(v)   The Borrower, has not directly or indirectly offered, sold, encumbered or transferred any interest in the Collateral or solicited offers to buy, encumber or transfer any such interest from, anyone other than the Lender. The Vendor of the Collateral is not affiliated with the Borrower and, to the best of Borrower’s knowledge, Lender has received the benefit of any and all material discounts or rebates thereto, and Borrower has not received directly any such rebates, discounts, kickbacks or reimbursements.

(vi)   Lender’s interest in each item of Collateral will be free of all claims, liens and encumbrances arising by, through or under the Borrower other than as permitted pursuant to the terms of this Loan.

(vii)   The Borrower is not in violation of any order of any court, arbitrator or governmental body, material laws, ordinances or governmental rules or regulations (domestic or foreign) to which it is subject, or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of Borrower and has not failed to obtain or apply for any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property (including the Collateral) or to the conduct of its business.

(viii) There are no suits or proceedings pending or, to the knowledge of the Borrower, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting the Borrower which if determined adversely to Borrower would materially adversely affect Borrower’s business as presently conducted or its ability to perform its obligations hereunder.

(ix)   Neither the Loan, nor any written statement furnished to the Lender by the Borrower hereby, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading as of the date thereof.

(x)   All applications, financial statements and Borrower Reports, and all information hereafter furnished by Borrower and Guarantor to Lender will be, true and correct in all material respects as of their respective dates (it being agreed that projections of future events are not to be viewed as facts and actual results may vary significantly from projected results).

(xi)   As of the date hereof, the date of any Loan Schedule and of any Advance Date, there has been no material adverse change in any matter stated in such Borrower Reports which have been submitted, by Borrower and/or any Guarantor to Lender.

(xii)  Neither Borrower nor any Guarantor has omitted to state any material fact which would make any of the foregoing false or materially misleading in light of the circumstances under which made.

(xiii) The Borrower’s principal place of business, chief executive office, and state of incorporation (as such terms are used in the UCC) are indicated in the heading hereof.

(xiv) Since the date of the Proposal Letter issued by Lender in connection with this transaction, and as of the date of Borrower’s latest Borrower Reports, which have been previously submitted by Borrower to Lender, there has not been any material adverse change in the contemplated business, operations, properties or financial condition of the Borrower.

(xv) The Borrower will use the Collateral in accordance with its original request for quote or proposal, or any other written or oral representations made concerning the usage of the Collateral. The Collateral will be used “predominately” in the United States as such term is used in the Internal Revenue Code.

(xvi) The Collateral shall at all times remain the property of Borrower except as expressly permitted herein. Borrower will at all times use commercially reasonable efforts to protect and defend at its own cost and expense, the security interest of Lender against all claims, liens and legal processes of creditors of

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Borrower and other persons claiming by, through or under Borrower, and keep the Collateral free and clear from all such claims, liens and processes, in each case, other than Permitted Liens. The Collateral is and shall remain personal property, and not part of any real estate or Borrower shall have obtained from all applicable real property interest holders appropriate Waivers and releases as reasonably requested by Lender.

14.	End-of-Loan Position:

Borrower’s End-of-Loan position with respect to any Loan is as set forth on the applicable Loan Schedule.

15.	Miscellaneous:

(a) Stock Warrant - No Original Issue Discount. Borrower agrees that it will issue to Lender upon execution of this Loan Agreement a Warrant based upon four and three quarters percent (4.75%) of the Loan Line for the purchase of Borrower’s Series B-1 preferred stock at the exercise price of $0.048961 per share (the “Warrant”). Borrower and Lender hereby acknowledge and agree that the Warrant to purchase stock transferred to Lender is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans entered into hereunder. Borrower and Lender further agree as between Borrower and Lender, that the fair market value of the Warrant is equal to US$100 and that, pursuant to Treas. Reg. § 1.1273-2(h), US$100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loans shall be considered to be zero.

(b) Choice of Law. No consent or approval provided for herein shall be binding upon Lender unless signed on its behalf by an officer of Lender. This Loan Agreement and each Loan shall be deemed to have been made in the State of California and shall be governed in all respects by the laws of such State. Lender and Borrower hereby submit themselves to the jurisdiction of the State and Federal courts in San Francisco, California for any matter or controversy arising from any Loan. In the event any provision of this Loan is enforced in a court of law, or any other judicial or administrative setting, then the party succeeding in such matter or controversy shall also be awarded all of its attorney’s fees and court costs and other expenses incurred in the pursuit or defense of such matter or controversy (including, without limitation, the defense of any counter-claims forwarded by the losing party).

(c)  Entire Agreement. This Loan constitutes the entire agreement between Borrower and Lender with respect to the Collateral, supersedes all prior oral or written agreements and understandings, and no covenant, condition or other term or provision hereof may be waived or modified orally.

(d)  Notices. All notices hereunder shall be in writing, and any such notice shall become effective (i) the following day upon delivery thereof to an overnight mail or courier service, (ii) in the case of notice by first class United States mail, three days after being so deposited in the United States mail, or (iii) in the case of notice by facsimile or electronic mail transmission, immediately upon confirmation of transmission, in each case addressed to the appropriate party at its respective address set forth above in the caption heading of this Loan Agreement, or at such other address as such party may from time to time designate by written notice to the other party to the address indicated in the heading of this Loan Agreement.

(e)  Successors and Assigns. This Loan shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns (including any subsequent assignee of Assignee).

(f)  Unenforceability. If any term or provision of this Loan or the application thereof to any person is, to any extent, invalid or unenforceable, the remainder of this Loan, or the application of such provision to the person other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Loan shall be valid and be enforced to the fullest extent permitted by law, provided however, that to the extent that the provisions of any such applicable law can be waived, they are hereby waived by the Borrower.

(g)  Waivers and Consents. No waiver, approval, or consent of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver, approval, or consent is sought to be enforced. Any waiver, approval or consent granted by the Lender are only effective if signed by an authorized officer of the Lender. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(h)  Further Assurances, Financing Statements, Fees and Costs. Borrower agrees to execute any and all other documents, instruments and agreements, reasonably requested by the Lender in furtherance of the intent of the parties herein. Lender is hereby authorized by Borrower to cause this Loan or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purpose of showing Lender’s interest in the Collateral and Borrower agrees that Lender may execute and file such instruments for and on behalf of Borrower. To the extent Lender has filed Uniform Commercial Code Financing Statements prior to the execution of this Loan Agreement by Borrower, Borrower hereby ratifies and confirms the completion and filing of any Uniform Commercial Code Financing Statements by Lender occurring prior to the execution by Borrower of this Loan Agreement. Borrower shall pay Lender a transaction fee of $2,000 covering transaction costs. Borrower agrees that it shall pay, in addition to the amounts referred to above, all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees and expenses for Lender’s outside counsel) for preparing, amending, negotiating, administering, defending and enforcing the Loan Agreement and Warrant and related documents, (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to Borrower until all obligations of Borrower to Lender are paid in full. Borrower shall also pay to Lender a facility fee equal to one percent (1%) of the Loan Line equal to $20,000. Lender acknowledges receipt of a deposit from Borrower in the amount of $20,000 and agrees to apply such amount to the transaction fee, facility fee, and out of pocket expenses.

(i) Conflict. In the event of any conflict between the terms and conditions of this Loan Agreement and the terms and conditions of any Loan Schedule or Rider thereto, the terms and conditions of such Loan Schedule or Rider shall prevail.

(j)  Financial Statements. During the term of this Loan, Borrower hereby agrees to deliver to Lender or Assignee and any successor assignee a copy of Borrower’s and Guarantor’s (i) annual unaudited financial statements including cash flow statement within one-hundred and twenty (120) days after the end of its fiscal year; provided that Borrower shall provide a copy of Borrower’s audited financial statements within 5 Business Days of when the same shall become available to Borrower; (ii) quarterly unaudited financial statements including a cash flow statement within sixty (60) days after the end of its fiscal quarter; and (iii) monthly unaudited financial statements including a cash flow statement within thirty (30) days after the end of each month or at such other times as Lender may reasonably request. So long as there are amounts due Lender under this Loan, Borrower shall supply Lender with such other financial and operating performance data as is provided to its outside investors or commercial lenders and, if applicable, required to be provided to shareholders by the Security and Exchange Commission, and Borrower shall immediately notify Lender of any material adverse change in its financial condition or business prospects.

(k)  Survival. Any obligation required to be performed by Borrower under this Loan, which by their nature, or expressly survive the termination of this Loan, shall survive the expiration or other termination of this Loan for the period prescribed by applicable law.

(l)  Use of Information. Borrower shall permit Lender to list Borrower’s name and logo and to describe the transaction contemplated herein in Lender’s marketing materials and to post such information on Lender’s website. Lender agrees that Borrower may list Lender as an investor on Borrower’s website and agrees to enter into a mutually agreeable press release announcing the financing contemplated by this Loan Agreement, provided that the press release shall be approved by Borrower within ten (10) days of the date of this Loan Agreement.

(n)  Payments. Borrower authorizes Lender to debit the Loan Payments by electronic means (e.g., automated clearinghouse payment) (the “ACH Payments”) from Borrower’s deposit account and Borrower shall provide Lender with the ACH Payment information and instructions prior to funding of an Advance hereunder.

16.	Loan Status; California Finance Lenders Law; Security Interest:

Lender and Borrower agree that Article 9 of the UCC governs the terms of this Loan. Borrower hereby grants to Lender a security interest pursuant to Article 9 of the UCC as follows (the “Lender’s Lien”):

BORROWER HEREBY GRANTS TO LENDER A SECURITY INTEREST IN THE COLLATERAL WHETHER NOW OWNED BY BORROWER OR HEREAFTER ACQUIRED, WHICH IS DESCRIBED ON ANY LOAN SCHEDULE ENTERED INTO BY LENDER AND BORROWER AND WHICH INCORPORATES THIS LOAN AGREEMENT BY REFERENCE, AND ANY ATTACHMENTS, ADDITIONS, ACCESSIONS, SUBSTITUTIONS AND

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REPLACEMENTS THERETO, AND ANY PROCEEDS THEREOF (INCLUDING WITHOUT LIMITATION, INSURANCE PROCEEDS) AND BORROWER HEREBY AGREES TO PERMIT LENDER TO FILE ANY AND ALL UCC FINANCING STATEMENTS REQUIRED IN ACCORDANCE WITH SECTION 15(h) HEREOF. LENDER SHALL RETAIN LENDER’S LIEN ON ALL LOAN SCHEDULES UNTIL BORROWER HAS PERFORMED ALL OBLIGATIONS AND PAID IN FULL ALL AMOUNTS DUE UNDER ALL LOAN SCHEDULES.

Upon the payment in full of the obligations under all Loan Schedules under this Loan Agreement, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, (i) Lender will, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination and (ii) Lender hereby authorizes the filing of any termination statements at such time.

(Remainder of page intentionally left blank)

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NO INTEREST IN THE LOAN PAYMENT DUE OR THE RIGHTS OF THE LENDER UNDER ANY LOAN CAN BE TRANSFERRED BY THE DELIVERY OF POSSESSION OF ANY COUNTERPART OF THIS LOAN AGREEMENT. SUCH AN INTEREST CAN BE TRANSFERRED ONLY BY DELIVERY OF POSSESSION OF THE ORIGINAL SIGNED COUNTERPART NO. 1 OF ANY LOAN SCHEDULE EXECUTED PURSUANT HERETO.

LENDER:		BORROWER:

ATEL VENTURES, INC.		CYTOMX THERAPEUTICS, INC.

By:	/s/ Paritosh K. Choksi	By:	/s/ Gregory E. Wilson

Name:	Paritosh K. Choksi	Name:	Gregory E. Wilson

Title:	Executive Vice President	Title:	CFO

Attachments:

Addendum A- Form of Loan Schedule

Addendum B- Form of Request for Advance

Addendum C- Form of Corporate Resolution and Incumbency Certificate

Addendum D- Form of Request for Evidence of Insurance

Addendum E- Form of Notice and Acknowledgment of Assignment

Addendum F- Consent to Removal of Collateral

Addendum G- Waiver Agreement (Co-location)

Addendum H- Bailee Waiver and Agreement

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[ADDENDUM A]

COUNTERPART NO.      OF      MANUALLY EXECUTED COUNTERPARTS. ONLY THE MANUALLY EXECUTED COUNTERPART NUMBERED “1” SHALL BE DEEMED “CHATTEL PAPER” AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AND IS SUFFICIENT TO TRANSFER LENDER’S INTEREST, OR TO GRANT A SECURITY INTEREST HEREIN.

LOAN SCHEDULE NO.      to

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX (the “Loan”)

dated as of May 31, 2012 by and between

ATEL VENTURES, INC. (“Lender”) and CYTOMX THERAPEUTICS, INC. (“Borrower”)

1.	Collateral Description: [See Rider 1 hereto]

[QTY                 MODEL/FEATURE/DESCRIPTION                         VENDOR/MANUFACTURER                 SERIAL NO.]

2.	Collateral Cost: [See Rider 1 hereto]

3.	Collateral Location:

4.

Commencement Date: The Commencement Date shall be the first day of the calendar month following the Advance Date of the Loan, or if the Advance Date is the first day of the calendar month, on such day, [                            , 201    ].

5.	Advance Date: the date indicated on the Request for Advance as the Advance Date, [ , 201 ]

6.	Basic Loan Term: 42 months (except as otherwise provided in Section 3(a) of the Master Loan and Security Agreement)

7.

Basic Loan Payment:       In Advance, $                             per month. The first and last Basic Loan Payments shall be due on the Commencement Date, and at Lender’s option, may be deducted from the Collateral Cost funded on the Advance Date.

8.

Loan Rate Factor: The Basic Loan Payment is conditional upon Lender financing the Collateral at the Collateral Cost indicated above. Lender and Borrower agree that the Basic Loan Payment described herein is based on a Loan Rate Factor of 2.7196% which equates to $27.196 for each full $1,000 of Collateral Cost and that the Basic Loan Payment shall be adjusted upwards or downwards by such Loan Rate Factor to the extent by which the actual purchase price financed by Lender for the Collateral (“Actual Cost”) is greater or lesser than the Collateral Cost indicated above, and thereafter, the Actual Cost shall be the Collateral Cost. Lender and Borrower further agree that the Basic Loan Payment and Loan Rate Factor described herein may be adjusted in accordance with the provisions of Section 4(a) of the Loan.

9.	Riders: Rider No. 2 to the Loan Schedule – Balance Due Value

        are incorporated herein by reference.

10.	Loan Agreement: All of the terms, covenants and conditions set forth in the Loan are incorporated herein by reference as if the same had been set forth herein in full.

11. End-of-Loan Requirement: At the expiration of the Basic Loan Term of this Loan, Borrower shall make a Final Payment equal to six and one half percent (6.5%) of the original Collateral Cost for all and not less than all the Collateral set forth on this Loan Schedule.

Lender shall provide a Notification of Schedule Adjustment to Borrower should the Commencement Date or the Basic Loan Payment be adjusted as provided for in Paragraph 8 above.

ATEL VENTURES, INC.	CYTOMX THERAPEUTICS, INC.

By:	By:

Title:	Title:

Date:	Date:

RIDER NO. 1

TO LOAN SCHEDULE NO. [__]

TO MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX

dated as of May 31, 2012 (the “Loan”) between

ATEL VENTURES, INC. as Lender and CYTOMX THERAPEUTICS, INC., as Borrower

[INSERT COLLATERAL DESCRIPTION]

RIDER NO. 2

TO LOAN SCHEDULE NO. [__]

TO MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX

dated as of May 31, 2012 (the “Loan”) between

ATEL VENTURES, INC. as Lender and CYTOMX THERAPEUTICS, INC., as Borrower

Balance Due Value: means the product of the corresponding percentage indicated below, for the Loan Payment date immediately preceding the date that the event which caused an Event of Loss or Event of Default or Prepayment occurred times the Collateral Cost of the item of Collateral suffering the Event of Loss or of all Collateral in the event of an Event of Default or Prepayment.

Balance Due Value
For Events of Loss or Event of
Default
Period	(stated as a percentage of Cost)
After Payment Period No. 1	114.56%

2	111.88%

3	109.19%

4	106.50%

5	103.81%

6	101.12%

7	98.43%

8	95.74%

9	93.05%

10	90.36%

11	87.66%

12	84.97%

13	82.28%

14	79.58%

15	76.88%

16	74.19%

17	71.49%

18	68.79%

19	66.09%

20	63.39%

21	60.69%

22	57.99%

23	55.28%

24	52.58%

25	49.88%

26	47.17%

27	44.47%

28	41.76%

29	39.05%

30	36.34%

31	33.63%

32	30.92%

33	28.21%

34	25.50%

35	22.79%

36	20.08%

37	17.36%

38	14.65%

39	11.93%

40	9.22%

41	6.50%

42	6.50%

Balance Due Values are in addition to payment(s) due during the referenced period.

CYTOMX THERAPEUTICS, INC.

By:

Title:

Date:

[ADDENDUM B]

MASTER LOAN AND SECURITY AGREEMENT NO. CYTOX (the “Loan”)

dated as of May 31, 2012, by and between

ATEL VENTURES, INC. (the “Lender”) and CYTOMX THERAPEUTICS, INC. (the “Borrower”)

REQUEST FOR ADVANCE No.     -

WHEREAS, CYTOMX THERAPEUTICS, INC. (“Borrower”) will execute a Loan Schedule [No.     ] to a certain Master Loan and Security Agreement No. CYTOX dated May 31, 2012, (the Loan Schedule, as it incorporates or will incorporate the term of the Loan Agreement, hereinafter referred to as the “Loan”) between itself and ATEL VENTURES, INC. (“Lender”), and

WHEREAS, said Loan Schedule lists or will list certain Collateral financed thereunder more fully described on Rider 1 hereto (“Collateral”);

NOW, THEREFORE, (i) Borrower requests that Lender make an Advance [to Borrower] [to the Vendor of the Collateral] pursuant to the terms and in the amounts indicated on the attached invoice(s) totaling $                     (“Collateral Cost”, please see attached Appendix “A”). (The date of any such payment shall be set forth below and known as the “Advance Date”); and (ii) Borrower acknowledges (where applicable) delivery, receipt and installation of all Collateral listed on said Collateral Appendix A at the location indicated on the attached Appendix A, which Collateral, delivery, and installation has been inspected and found satisfactory. On the Advance Date indicated below, Borrower affirms that the Collateral has been “placed in service” as such term is used in the Internal Revenue Code and is acceptable to Borrower for financing hereunder and hereby requests that Lender make an Advance with respect thereto. Borrower agrees that Lender may fill in the Advance Date below on the date the Collateral Cost is advanced.

Borrower agrees that pursuant to the terms of the Loan, the Daily Loan Payment is $                     in total which equals $                     multiplied by the number of days from (and including) the Advance Date to (but not including) the Commencement Date of the Loan Schedule and shall be due and payable on the Advance Date and such Daily Loan Payment is due without right of deduction, offset, abatement, defense, counterclaim or demand whatsoever. The Basic Loan Payment for the Collateral accepted hereunder is $                     per month, and is due monthly in advance without right of deduction, offset, abatement, defense, counterclaim or demand whatsoever on the Commencement Date and on the first day of each month thereafter for      months.

Borrower confirms that the Collateral is insured with the Lender designated as Loss Payee/Additional Insured.

Borrower confirms having made for its own records a copy of this Request for Advance contemporaneously with its execution.

CYTOMX THERAPEUTICS, INC.

By:

Title:

Advance Date:

[ADDENDUM C]

CERTIFIED COPY OF CORPORATION RESOLUTION

AND INCUMBENCY CERTIFICATE

of

CYTOMX THERAPEUTICS, INC.

“RESOLVED: That any one or more of the following officers of this corporation,

Name	Title	Signature

be and they hereby are authorized and directed to from time to time enter into for and on behalf of this corporation personal property loan agreements and other documents, instruments, and agreements in furtherance of such transactions, with this corporation as Borrower and ATEL VENTURES, INC. as Lender in such form and in such amounts and upon such terms as the officers of this corporation or any one or more of them deem to be in the best interests of this corporation and its stockholders.”

I,                             , Secretary of CYTOMX THERAPEUTICS, INC., hereby certifies that each person named above is an officer of                     , holding the office set forth opposite his name and that the signature set forth opposite his name is his genuine signature.

I also hereby certify that the foregoing is a true copy of a resolution duly and legally adopted by the Board of Directors of said corporation, on                     , 20    .

Dated

SEAL of Corporation

(Secretary)

[ADDENDUM D]

INSURANCE VERIFICATION

TO:
	Insurance Company	Agent’s Name
	Address	Phone Number
City, State, Zip Code

Gentlemen:

The undersigned is presently leasing the following described Collateral:

[Collateral Description]

Under the term of our Loan Agreement, we hereby request that a Memorandum or Certificate of Insurance be issued as follows:

1.    Liability Policy: “ATEL VENTURES, INC. (ATEL) and ITS ASSIGNEES” to be named as an “ADDITIONAL INSURED” party.

[a] Named Additional Insured: ATEL VENTURES, INC. and its Assignees

[b] Minimum Insured Value: [$3,000,000]

2.     Physical Damage or Loss Policy: “ATEL and ITS ASSIGNEES” to be named as a “LOSS PAYEE” and

[a] Loss Payee, as interest may appear: ATEL VENTURES, INC. and its Assignees

[b] Minimum Insured Value: [$                ]

THIRTY (30) DAY NOTICE OF CANCELLATION OR CHANGE IN POLICY MUST BE GIVEN

This insurance coverage is mandatory to consummate this loan transaction. Please mail one copy of the Memorandum or Certificate of Insurance to ATEL and one to the additional insured/Loss Payee.

Your immediate implementation of this instrument would be appreciated. Should you have any questions, please contact ATEL (415) 989-8800.

The undersigned authorizes ATEL, its assignees, or the Loss Payee to coordinate insurance coverage requirement with our agents.

CYTOMX THERAPEUTICS, INC.

By:	RETURN TO ATEL VENTURES, INC.
Title:
600 California Street, 6th Floor
Date:	San Francisco, CA 94108-2733

[ADDENDUM E]

NOTICE AND ACKNOWLEDGMENT OF ASSIGNMENT

Reference is hereby made to Master Loan and Security Agreement No. CYTOX, dated as of May 31, 2012, and to Loan Schedule No.          thereto, dated as of                         , between ATEL VENTURES, INC., as Lender (“Lender”) and CYTOMX THERAPEUTICS, INC. as Borrower (“Borrower”) (the Loan Schedule and the Master Loan and Security Agreement as it is incorporated in the Loan Schedule, and any and all other documentation relating to the transaction contemplated thereby is hereinafter referred to as the “Loan”.)

Lender hereby gives Borrower notice and Borrower hereby acknowledges receipt of notice that Lender has assigned to                          whose offices are at                                                               (“Assignee”) all of its rights, but none of its obligations, in the Loan and the Collateral financed thereunder (“Collateral “) [as security for a loan made or about to be made by Assignee to Assignor]. Borrower agrees to make payment of any and all monies due or to become due Assignor thereunder to Assignee until Assignee instructs Borrower otherwise in writing.

In recognition of Assignee’s reliance upon this Notice and Acknowledgment of Assignment in agreeing make a loan secured by the Collateral subject to the Loan and in consideration of Assignee’s agreement to not interfere with Borrower’s quiet possession of the Collateral subject to the terms of the Loan, Borrower certifies, confirms and agrees as follows:

1.     That the Borrower will not assert against Assignee any defense, claim, counterclaim, recoupment, setoff, or right to cancel or terminate the Loan which Borrower may have against Assignor. Borrower agrees that it will pay to Assignee all monies due or to become due under the Loan without regard to any such defense, claim, counterclaim, recoupment, set-off or right whether arising under this Loan or any other transaction or otherwise and will not seek to recover any part of the same from Assignee, provided that Borrower shall not be obligated to make any payment or perform any obligation under the Loan in favor of Assignee if, when no Event of Default shall have occurred and be continuing and has not been cured to the satisfaction of Lender, Assignee interferes with Borrower’s right to quiet enjoyment of the Collateral. [Notwithstanding the foregoing, nothing herein shall be deemed to relieve Assignor of any of its obligations to Borrower under the Loan.]

2.     That the Collateral is in Borrower’s possession at the address specified in the Loan Schedule, that the Collateral has been inspected by duly authorized representatives of Borrower and has been fully and finally accepted by duly authorized representatives of Borrower as the Collateral under the Loan and found to be in good working order and suitable for the Borrower’s purposes in all respects.

3.     That the Loan is in full force and effect and that any modification, amendment or supplement to the Loan has been approved by Assignee. Any future modification, termination, amendment or supplement to the Loan or settlement of amounts due thereunder shall be ineffective without Assignee’s prior written consent, which will not be unreasonably withheld or delayed.

4.     That neither Borrower nor, to Borrower’s knowledge, Assignor has breached the Loan in any respect and that payments of any and all monies due under the Loan have been and will continue to be paid in strict accordance with the terms of the Loan. As of                     , 2    , there are          successive loan payments of $                 each due under the Loan.

5.     [Borrower acknowledges that Assignee has not assumed any of the obligations of Assignor or any other party under the terms of the Loan, and Assignee shall not be responsible in any way for the performance by Assignor or any other party of the terms and conditions of the Loan. Further, ]Assignor hereby notifies Borrower and Borrower acknowledges that Assignee is entitled to the benefits of each and every right accorded Assignor in the Loan, including but not limited to remedies, inspection rights, indemnity rights, right to give consent, right to receive payment of costs and expenses incurred in exercising rights and remedies under the Loan, including reasonable attorney’s fees, and the right to receive notices and other documents required to be furnished under the Loan.

6.     That Borrower has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Loan, the Loan Payment reserved thereunder or the Collateral. Borrower agrees to not enter into any assignment, sublease or other transfer of its rights, duties, obligations or interests in the Loan or Collateral except in accordance with the provisions of the Loan.

7.     That Borrower is aware of no claim of any kind or nature in or to the Collateral, or of any lien thereon other than Assignor’s interest, Permitted Liens and Borrower’s rights thereto under the Loan, and that Borrower will keep the Loan and Collateral free and clear of all liens and encumbrances arising by, through, or from Borrower.

9.     All representations and duties of Assignor intended to induce Borrower to enter into this Loan whether required by the Loan or otherwise, have been fulfilled.

ATEL VENTURES, INC.	CYTOMX THERAPEUTICS, INC.

By:	By:

Title:	Title:

Date:	Date:

[ADDENDUM F]

CONSENT TO REMOVAL OF COLLATERAL

The undersigned has an interest as owner in the following described real property, (the “Real Property”):

That certain real property located at                                                                                                               .

CYTOMX THERAPEUTICS, INC., as Borrower (“Borrower”), in order to obtain a loan, has entered into or will enter into Master Loan and Security Agreement No. CYTOX dated as of May 31, 2012 with ATEL VENTURES, INC., as Lender (“Lender”). The Master Loan and Security Agreement and related Loan Schedules which incorporate the terms and conditions of the Master Loan and Security Agreement (together, the “Loans”), are secured by a lien on certain equipment of Borrower (the “Collateral”), which is or will be located upon the Real Property, and is described as follows:

See attached Rider 1 which Rider 1 may be amended from time to time.

Lender, as a condition to entering into the Loans, requires that the undersigned landlord consent to the removal by Lender of the Collateral from the Real Property, no matter how it is affixed thereto, and to the other matters set forth below.

NOW, THEREFORE, for a good and sufficient consideration, receipt of which is hereby acknowledged, the undersigned consents to the placing of the Collateral on the Real Property, and agrees with Lender as follows:

1.         The Collateral shall be considered to be personal property of Borrower and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

2.         The undersigned has not and will not claim any interest in the Collateral. The undersigned waives any right of distraint, attachment or execution against the Collateral or any claim to the Collateral, statutory or otherwise, during the effectiveness of the Loans.

3.         The undersigned will permit Lender or its successors and assigns or agents to enter upon the Real Property for the purpose of exercising any right it may have under the terms of the Loans or otherwise including, without limitation, the right to inspect and the right to remove the Collateral from the Real Property; provided, however, that if Lender, in removing the Collateral damages any improvements of the undersigned on the Real Property, Lender will at its expense, cause the same to be promptly repaired.

4.         Prior to the undersigned taking any action to terminate the Real Property lease or to evict Borrower from the Real Property for breach of the Real Property lease, the undersigned shall give Lender not less than thirty (30) days’ written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral on the Real Property.

5.         This agreement shall be binding upon the heirs, successors and assignees of the undersigned.

6.         This agreement may be executed in counterparts all of which together shall constitute the original.

7.         This agreement shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance. At Lender’s sole discretion, option and election, jurisdiction and venue for any legal action between the parties arising out of or relating to this Waiver shall be in the Superior Court of San Francisco County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California located in San Francisco, California. The prevailing party in any legal action under this agreement shall be entitled to recover reasonable attorneys’ fees and costs from the losing party.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of «DATE».

«INSERT UNDERSIGNED_NAME»

By:

Title:

Telephone:

E-Mail:

Acknowledged and Agreed:

ATEL VENTURES, INC.

By:

Title:

The foregoing Consent must be returned to:

ATEL Ventures, Inc.
600 California Street, 6th Floor
San Francisco, California 94108
Attn: Kay Jones
(415) 616-3440 kjones@atel.com

RIDER 1 TO

CONSENT TO REMOVAL OF COLLATERAL

[ADDENDUM G]

WAIVER AGREEMENT

CYTOMX THERAPEUTICS, INC., (“Customer”) and «COMPANY _NAME», (“Company”) entered into a                              dated as of                             , (“Agreement”) for the placement of certain Equipment, as defined below, at Company’s address at                                          (the “Location”).

ATEL VENTURES, INC. (“ATEL”) has entered into a Master Loan and Security Agreement No. CYTOX with Customer dated as of May 31, 2012, (the “Security Agreement”) covering the equipment described on Rider 1 hereto and any additions, accessions or replacements thereto (the “Collateral”).

ATEL, Company and Customer now desire to enter into this Waiver Agreement (“Waiver”) as of «DATE».

NOW, THEREFORE, notwithstanding anything to the contrary contained in this Waiver, Customer, Company and ATEL agree as follows:

1.             Company shall have no right of bailment and Company shall not hold any or all of the Collateral in bailment.

2.             The Collateral shall be considered to be personal property and shall not be considered part of any real property regardless of whether or by what means it is or may become attached or affixed to any real or other personal property.

3.             Company has no, and will not claim any, interest in the Collateral.

4.             Upon three days prior notice to Company, Company will permit ATEL to enter the Location for the purpose of inspecting or removing the Collateral, provided that ATEL indemnifies Company and holds it harmless from and against any other person, corporation or entity claiming to have any interest in the Collateral. Company agrees to such removal of the Collateral. If ATEL, in removing any of the Collateral damages any improvements of Company at the Location, ATEL will cause the same to be repaired at ATEL’s expense.

5.             Company shall not remove any of the Collateral without ATEL’s prior written consent. Company shall notify ATEL within 10 days of any termination or expiration of the Agreement and permit ATEL to remove the Collateral as described in Section 4 above.

6.             All notices hereunder shall be sent by reliable, overnight messenger, with proof of delivery. The terms of this Waiver shall be binding on the heirs, successors and assigns of each party. Customer may not assign the Agreement without ATEL’s prior written consent. Company may assign the Agreement with prior written notice to ATEL.

7.             Company and Customer shall not amend the Agreement without prior written notice to ATEL.

8.             This Waiver may only be modified by a writing signed by an authorized representative of each party.

9.             This Waiver may be executed in counterparts all of which together shall constitute the original.

10.           In the event of any conflict between the terms of this Waiver and the Agreement, the terms of this Waiver shall prevail.

11.           This Waiver shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance. At ATEL’s sole discretion, option and election, jurisdiction and venue for any legal action between the parties arising out of or relating to this Waiver shall be in the Superior Court of San Francisco County, California, or, in cases where federal diversity jurisdiction is available, in the United States District Court for the Northern District of California located in San Francisco, California. The prevailing party in any legal action under this Waiver shall be entitled to recover reasonable attorneys’ fees and costs from the losing party.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Waiver Agreement.

Company:	Customer:
CYTOMX THERAPEUTICS, INC.

By:	By:
Title:	Title:
Notice Address:	Notice Address: 650 Gateway Blvd., Suite 125
South San Francisco, CA 94080
Attention:	Attention: Gregory Wilson, CFO
Telephone:	Telephone: (650) 273-4617
Fax:	Fax: (650) 351-0353

ATEL VENTURES, INC.

By:
Title:
Notice Address: 600 California Street, 6th Floor
San Francisco, CA 94108
Attention: General Counsel
Telephone: (415) 989-8800
Fax: (415) 616-5555

RIDER NO. 1 TO

WAIVER AGREEMENT

[ADDENDUM H]

BAILEE WAIVER AND AGREEMENT

This Bailee Waiver and Agreement (this “Agreement”) is executed by the undersigned for the benefit of ATEL VENTURES, INC., as Lender (the “Lender”) under the Loan Agreement defined below, effective as of «DATE», as follows:

DEFINITIONS

The following definitions shall apply throughout this Agreement:

“Lender” means ATEL VENTURES, INC., a California corporation with an office located at 600 California Street, 6th Floor, San Francisco, CA 94108, in its capacity as the Lender under the Loan Agreement, and its successors and assigns.

“Bailee” means the undersigned, and its successors and assigns.

“Borrower” means CYTOMX THERAPEUTICS, INC., a Delaware corporation.

“Business Day” is any day that is not a Saturday, Sunday or a day on which banks are closed.

“Collateral” has the meaning specified in the Loan Agreement (including, without limitation, Borrower’s accounts, payment intangibles and inventory, and other assets of the Borrower related thereto).

“Loan Agreement” means that certain Master Loan and Security Agreement No. CYTOX, dated as of May 31, 2012, among the Borrower, the Lender, and any amendment, restatement, supplement, or other modification thereof.

“Lender” means the Lender (as defined in the Loan Agreement) as a party to the Loan Agreement.

“Premises” collectively means any and all locations owned, leased, or otherwise controlled by the Bailee where any Property is located.

“Property” means, collectively, any and all property constituting Collateral (including, without limitation, inventory and books and records) now or hereafter owned by the Borrower and delivered by or on behalf of the Borrower to the Bailee pursuant to any bailment agreement, processing agreement, consignment, “sale or return” or similar agreement (regardless of when, or whether, title passes to the Bailee) or any other agreement, which at any time, from time to time, is stored on or otherwise located on the Premises for any purpose. “Property” also includes any and all proceeds of any of the foregoing, including, without limitation, all accounts, cash proceeds, or other property received upon sale or disposition thereof.

RECITALS

A.           The Borrower and the Lender have entered into the Loan Agreement.

B.           To secure the payment and performance of the Borrower’s obligations under the Loan Agreement, the Borrower has granted to the Lender pursuant to the Loan Agreement, a continuing security interest and lien in (among other property) the Property.

C.           The Borrower has delivered, and from time to time hereafter will deliver, to the Bailee the Property at the Premises.

D.           In consideration of the Lender’s agreement to provide credit to the Borrower under the Loan Agreement, the Lender has required that the Bailee enter into this Agreement with the Lender.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Bailee hereby agrees with the Lender, as follows:

1.           Notification and Acknowledgment. The Lender hereby notifies the Bailee of the continuing security interest and lien of the Lender, in and to all of the Collateral, including all Property now or hereafter at any time in possession of the Bailee. The Bailee hereby acknowledges receipt of such notification. The Bailee hereby acknowledges and agrees that title to all Property now or hereafter received from the Borrower and held by the Bailee for processing, storing, or sale shall at all times remain with the Borrower, and the Bailee shall make no claim with respect thereto. The Bailee agrees, at the Borrower’s expense, to execute in favor of the Lender, or join with the Borrower in the execution of, such documents, instruments, financing statements, certificates, and agreements as the Lender may reasonably request from the Bailee hereafter to evidence or give notice of such security interest.

2.           Waiver. The Bailee hereby waives and releases any and all liens, security interests, or other interests, however arising, which the Bailee now has or may hereafter acquire with respect to any of the Property, and agrees that all possessory rights now or hereafter claimed by the Bailee with respect thereto are expressly subordinate and subject to the Lender’s rights as provided herein.

3.           Directives. Until receipt of further written notice from the Lender to the Bailee at the Bailee’s address set forth in paragraph 10 (“Notices”) below, the Bailee is hereby authorized to release Property in accordance with the Borrower’s directions, provided, that upon written notice by the Lender to the Bailee, the Bailee shall not honor any directions by the Borrower and shall release Property only in accordance with the Lender’s instructions.

4.           Rights of the Lender. The Bailee agrees that the Lender, through its authorized representatives, may enter upon the Premises from time to time for the purpose of inspecting, repairing, removing, or conducting a sale or sales of any or all of the Property, and the Bailee shall not hinder or prevent the Lender from taking any such action. The Bailee further agrees that the Lender shall have no obligation or liability to the Bailee except for costs and expenses actually incurred by the Bailee to repair any damage to the Premises directly caused by the Lender or its authorized representatives in any such removal of the Property.

5.           Segregation. The Bailee hereby agrees that the Property at all times will be kept segregated and apart from other property, if any, from time to time located on the Premises.

6.           Access; Charges. Nothing contained in this agreement shall modify the obligation of the Borrower to pay charges and fees of the Bailee. The Bailee agrees to promptly notify the Lender if at any time any charges or fees owing from the Borrower become ninety (90) days past due. The Bailee agrees that upon receipt of such notice the Lender, at its option, may (a) maintain the Property at the Premises for a period of up to ninety (90) days, without charge other than reasonable and customary storage fees and charges accruing during such ninety (90) day period as may be mutually agreed to between the Bailee and the Lender, (b) enter the Premises during the Bailee’s normal business hours, upon notice to the Bailee (or at such other mutually agreeable time as may be determined by the Lender and the Bailee) in order to remove the Property therefrom, without charge, other than accrued processing charges with respect to Property removed from the Premises by the Lender, and/or (c) require the Bailee to process or complete processing of any Property then or thereafter delivered to the Bailee, at a price mutually agreed to by the Lender and the Bailee. In any such event, the Bailee agrees to cooperate with the Lender and not to hinder the Lender’s actions in enforcing its remedies with respect to the Property or any other Collateral (as defined in the Loan Agreement).

7.           Delivery of Proceeds to the Lender and the Lenders. If from time to time the Bailee ever comes into possession or control of any identifiable cash proceeds arising from the sale of any of the Property, such proceeds shall be held by the Bailee in trust for the benefit of the Lender, and the same shall be paid and delivered to the Lender promptly after receipt by the Bailee.

8.           Notice of Default; Notice of Termination. Prior to the Bailee’s taking any action to terminate the agreements between the Bailee and the Borrower (the “Underlying Agreements”) or to remove the Property (other than in accordance with the instructions of the Borrower in the ordinary course of business prior to the Bailee’s receipt of a Notice) for breach of or default under any Underlying Agreement, the Bailee shall give the Lender not less than thirty (30) days’ written notice of such action at the address set forth below, and a reasonable opportunity to preserve, protect, liquidate, or remove any Collateral from the Premises (but in no event to exceed the time period set forth in paragraph 6 hereof) and, if the Lender so elects, to cure such breach of or default under the Underlying Agreements. Notwithstanding the provisions of this paragraph, the Lender shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Lender on any one occasion shall not obligate the Lender to cure any other breach or default or to cure such breach or default on any other occasion.

9.           Reliance by the Lender. This Agreement is for the benefit of the Lender.

10.           Notices. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.

Lender:	ATEL VENTURES, INC.
600 California Street, 6th. Floor
San Francisco, CA 94108
Attention: Kay B. Jones
Fax: (415) 616-5555
E-Mail: kjones@atel.com
Telephone: (415) 616-3440

Bailee:	«INSERT BAILEE NAME»
[ ]
[ ]
Attention:
Fax:
E-Mail:
Telephone:

Borrower:	CYTOMX THERAPEUTICS, INC.

650 Gateway Blvd, Suite 125
South San Francisco, CA 94080

Attn: Gregory Wilson, CFO

Fax: (650) 351-0353

E-Mail: gregorywilson@gmail.com

Telephone: 925-998-9845

Any party hereto shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other parties hereto of such new address at least thirty (30) days prior to the effective date of such new address.

11.         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THIS AGREEMENT SHALL BE BINDING UPON THE BAILEE AND ITS SUCCESSORS AND ASSIGNS AND INURE TO THE BENEFIT OF THE LENDER AND ITS SUCCESSORS AND ASSIGNS.

12.         This Agreement may be executed in counterparts all of which together shall constitute the original.

[signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date above first written.

«INSERT BAILEE NAME», as Bailee

By:

Name:

Title:

ATEL VENTURES, INC., as Lender

By:

Name:

Title:

CYTOMX THERAPEUTICS, INC., as Borrower

By:

Name:

Title: